Exhibit 99.1

RULES OF THE NOVO MERCADO

i

ATTACHMENT E APPLICATION FOR NOVO MERCADO LISTING	E-1

ATTACHMENT F STATEMENT	F-1

ii

Novo Mercado (new market) is a listing segment for the trading of shares issued by companies that voluntarily undertake to abide by corporate governance practices and disclosure requirements in addition to those already required by Brazilian legislation.

The entry of a company on Novo Mercado implies the adherence to a series of rules, known generically as “good practices of corporate governance”, which are more stringent than those required by current laws in Brazil. These rules, consolidated in the Listing Rules, increase shareholders’ rights and enhance the quality of information usually provided by companies. Additionally, the creation of a Market Arbitration Panel offers investors a safer, faster and specialized method of dispute resolution.

The main innovation of Novo Mercado, when compared to the current legislation, is that non-voting shares may not be issued. However, this is not the only difference between what is required of listed companies at present. In summary, a publicly listed company that participates in Novo Mercado has the following additional obligations:

•                  the holding of public share offerings through mechanisms which favor capital dispersion and broader retail access;

•                  maintenance of a minimum free float equivalent to 25% of the capital;

•                  the same conditions provided to majority shareholders in the transfer of the controlling stake will have to be extended to all shareholders (“Tag Along” rights);

•                  establishment of a single one-year term of office for the entire Board of Directors;

•                  annual balance sheet to be made available in accordance with US GAAP or IAS;

•                  introduction of improvements in quarterly financial statements, including the requirement for consolidated financial statements and limited audit revision;

•                  obligation to hold a tender offer by the economic value criterion, should a decision be taken to delist from Novo Mercado;

•                  adherence to disclosure rules concerning trading of the company’s securities by the controlling shareholders or senior managers.

Changes of this magnitude in the companies’ capital structure may well be implemented for companies that are going public, but are not so simple for companies already listed on BOVESPA, many of which have 2/3 of their capital stock represented by preferred shares. To ensure that all companies follow the guidelines to attain the corporate governance levels currently required by the market, the Differentiated Corporate Governance Levels 1 and 2 were also established. Nivel 1 (level 1) ensures greater transparency in the disclosure of information, whereas Nivel 2 (level 2) requires that companies adhere to all obligations set forth in the Novo Mercado rules, it being possible, however, to maintain preferred shares.

A Contract signed between BOVESPA and the company, with the participation of the controllers and senior managers, confirms the Company’s acceptance of the Novo Mercado rules, enabling its entrance to this segment.

The attached Listing Rules describe the listing criteria applying to Novo Mercado companies.

NOVO MERCADO LISTING RULES

PART I

PURPOSE

1.1           These Rules set out the requirements that must be followed for the trading in securities, issued by publicly-held companies, on a special stock market segment of the São Paulo Stock Exchange (Bolas de Valores de São Paulo — BOVESPA), known as Novo Mercado, also laying down differentiated listing rules to be followed by these Companies, their Senior Managers and Controlling Shareholder.

PART II

DEFINITIONS

2.1           Defined Terms. For the purposes of these Rules, the terms stated below, in singular or plural form, shall have the meanings ascribed to them as follows:

“Annual Agenda “ shall mean a list of events that the Company shall disclose on a yearly basis, containing at least the acts and events set out in Attachment A to these Listing Rules.

“Arbitration Rules” shall mean the Rules (as amended from time to time) governing the arbitration procedures to be adopted for resolution of all disputes arising out of Novo Mercado Membership Agreement, as well as all disputes arising out of these Listing Rules and of the CVM rules and other laws governing the relationship between the Company, Senior Managers and shareholders.

“Associated Companies” shall mean the companies that exert a substantial influence over the management of another company, without controlling it. This substantial influence is characterized by the power to take part in any decisions on the financial, business and operational policies to be adopted by the company; this influential power is also assumed whenever these companies have a direct or indirect ownership interest of ten percent (10%) or more in the voting stock of the other company.

“Buyer” shall mean whoever is transferred the Control over a Company by the Selling Controlling Shareholder on account of a Disposal of Company’s Control.

“Closed Hearing” shall mean the consultation procedure to be carried out prior to any material amendment to the Listing Rules, the purpose of which is (i) to take suggestions from the Companies, their Senior Managers and Controlling Shareholder that have adhered to the Listing

Rules, in connection with the amendments proposed by BOVESPA, and (ii) to resolve on such amendments.

“Company” shall mean the publicly-held company authorized to have its securities traded on Novo Mercado.

“Control” shall mean the actual and effective power to direct the Company’s activities, as well as to lay down the guidelines for the operation of its management bodies, directly or indirectly, in a de facto or de jure manner. A relative controlling interest shall be deemed to exist in relation to the person or group of persons under common control or bound to a shareholders’ agreement (“controlling group”) that holds as many shares as necessary to ensure an absolute majority of votes accorded to the shareholders present at the latest three (3) general meetings of the Company, even if they do not hold the number of shares that actually provide them with an absolute majority of the voting stock.

“Controlled Company” shall mean the company in which the Company holds Control.

“Controlling Company” shall mean the company that exerts Control over the Company.

“Controlling Shareholder” shall mean the shareholder or group of shareholders under common control or bound by a shareholders’ agreement, exerting Control over the Company.

“Controlling Shares” shall mean the block of shares that directly or indirectly provides its holder(s) with individual and/or combined powers to exert Control over the Company.

“Corporation Law” shall mean Law No. 6404 of December 15, 1976, as amended from time to time.

“CVM “ shall mean the Brazilian Securities Commission (Comissão de Valores Mobiliários).

“Derivatives” shall mean the bonds and securities traded in futures markets or other instruments for which the Securities issued by the Company serve as underlying or referenced assets.

“Disposal of Company’s Control” shall mean the transfer of the Controlling Shares to a third party for compensation.

“Economic Value” shall mean the value of the Company and its shares as may be determined by a specialized company, based on reputable methodology or on any other criteria that may be defined by CVM.

“Free Float” shall mean all shares issued by the Company, other than (i) the shares held by the Controlling Shareholder, his spouse, common-law spouse, and dependents stated on the annual income tax return; (ii) the shares held in treasury; (iii) the shares held by the Company’s Controlled and Associated Companies, as well as by other companies under the same group as such Controlled and Associated Companies, whether de facto or de jure; (iv) the shares held by the Controlling Shareholder’s Controlled and Associated Companies, as well as by other companies under the same group as such Controlled and Associated Companies, whether de facto or de jure; and (v) the preferred shares of a special class intended to ensure differentiated policy-making rights, held by the privatizing entity on a non-transferable and exclusive basis (golden shares).

“IAS” shall mean the international accounting standards issued by the International Accounting Standards Committee.

“Listing Rules” shall mean these Novo Mercado Listing Rules.

“Minimum Free Float” shall mean the Minimum Free Float required for the Company admission into Novo Mercado, at a percentage to be maintained throughout the period in which the securities issued thereby are listed for trading on Novo Mercado, representing at least twenty-five percent (25%) of the Company’s total capital stock.

“Novo Mercado “ shall mean the BOVESPA special trading segment governed by these Rules.

“Novo Mercado Membership Agreement” shall mean the agreement to be entered into between BOVESPA, on one part, and the Company, the Senior Managers and the Controlling Shareholder on the other governing the obligations that will apply to the Company’s listing on Novo Mercado.

“Participation Certificates “ shall mean the non-par negotiable instruments that are not included in the capital stock, as defined in article 46 of the Corporation Law.

“Selling Controlling Shareholder” shall mean the Controlling Shareholder that disposes of his controlling interest in the Company.

“Senior Managers “ shall mean, in singular form, the executive officers and Board members of the Company taken individually, and in plural form, the executive officers and Board members taken as a whole.

“Statement of Consent from Controlling Shareholders” shall mean the instrument by which the new Controlling Shareholders, or the shareholder(s) joining the Company’s controlling group, personally undertake to act in keeping with the provisions of the Novo Mercado Membership Agreement, the Arbitration Rules and these Listing Rules, as per the form that is an integral part hereof as Attachment C.

“Statement of Consent from Fiscal Council Members” shall mean the instrument by which the members of the Company’s Fiscal Council (if installed) personally undertake to act in keeping with the provisions of the Arbitration Rules and Part IX of these Rules, as per the form that is an integral part hereof as Attachment D.

“Statement of Consent from Senior Managers” shall mean the instrument by which the new Senior Managers of the Company personally undertake to act in keeping with the provisions of the Novo Mercado Membership Agreement, the Arbitration Rules and these Listing Rules, as per the form that is an integral part hereof as Attachment B.

“US GAAP” shall mean the Generally Accepted Accounting Principles adopted in the United States of America.

PART III

NOVO MERCADO LISTING REQUIREMENTS

3.1           Novo Mercado Listing Requirements. The BOVESPA Chief Executive Officer may grant an authorization for trading on Novo Mercado to a Company that has met the following minimum requirements:

(i)                                     registration for trading on stock exchanges shall have been granted by CVM and kept duly updated;

(ii)                                  registration for trading at BOVESPA shall have been applied for;

(iii)                               the Novo Mercado Membership Agreement shall have been signed;

(iv)                              the Company’s Bylaws shall have been amended to insert certain provisions determined by BOVESPA;

(v)                                 the Minimum Free Float shall have been maintained, also with due regard for the provisions of sections 73 and 8.5;

(vi)                              a public distribution shall have been made pursuant to section 3.3, or there shall already exist at least five hundred (500) shareholders (for a company already listed at BOVESPA);

(vii)                           the capital stock shall be solely represented by common shares, except in the event of privatization, when there will be allowed the existence of preferred shares of a special class intended to ensure differentiated policy-making rights, held by the privatizing entity on a non-transferable and exclusive basis (golden shares), such rights being subject to BOVESPA’s prior review;

(viii)                        there shall be no outstanding participation certificates; and

(ix)                                the statutory and regulatory provisions applying to Novo Mercado shall have been observed.

3.1.1        Upon formal substantiated request from the Company, the Chief Executive Officer may grant a period for compliance with the Minimum Free Float requirement dealt with in section 3.1 (v) upon entry into Novo Mercado.

3.2           Listing Application. An application for authorization filed by a company for the trading on Novo Mercado shall be accompanied by the supporting documents listed below:

(i)                                     application signed by the Investor Relations Director, as per the form that is an integral part hereof as Attachment E;

(ii)                                  statement signed by the Investor Relations Director, as per the form that is an integral part hereof as Attachment F;

(iii)                               copy of the documentation submitted to CVM for obtaining proper registration for the trading on stock exchanges or, in the case of publicly-held companies, updating of such registration to the latest financial year;

(iv)                              copy of the quarterly financial statements (ITR) for the financial year in course, provided that the periods for delivery thereof have already elapsed;

(v)                                 copy of the updated bylaws, duly amended to reflect the minimum provisions required by BOVESPA;

(vi)                              copy of the minutes of the General Meetings and Board of Directors meetings held in the last twelve (12) months before the application for registration is submitted;

(vii)                           copy of the financial statements for the last three (3) financial years, as the case may be;

(viii)                        copy of the documentation submitted to CVM for proper registration for the distribution of securities by public offer, as the case may be; and

(ix)                                form of the multiple share certificates, or identification of the issuing agent (for multiple share certificates) or the depositary financial institution (for book-entry shares).

3.2.1        BOVESPA reserves the right to request additional clarifications or information from Novo Mercado applicant, which shall have thirty (30) days to provide such additional clarifications or information counted from receipt of the corresponding request, under penalty of denial of the respective application. If such listing application is denied, BOVESPA shall return the full set of supporting documents to the applicant.

3.2.2        The authorization granted to a Company for the listing of its securities on Novo Mercado shall not be construed as an opinion on the standing of such Company, and the Senior Managers thereof shall be held responsible and accountable for the truthfulness of any information rendered to BOVESPA as well as for the authenticity of the documents submitted thereto.

3.2.3        The Company’s authorization for trading on Novo Mercado shall be valid for an indeterminate period.

3.3           Entry into Novo Mercado by Public Distribution. In order to qualify for Novo Mercado, a Company that is not listed at the BOVESPA main market shall:

(i)                                     make a public distribution in the minimum amount of ten million reais (R$ 10.000.000,00), whether by primary or secondary distribution; and

(ii)                                  attain the Minimum Free Float.

3.3.1        The public distributions dealt with in this section 3.3 shall meet the provisions of Part VII hereof.

3.4           Lock-up Period. Within six (6) months from startup of trades in the Company’s securities on Novo Mercado, the Controlling Shareholder and the Senior Managers shall abstain from selling and/or offering for sale any of the Company’s shares and derivatives held thereby when the Company’s securities were first traded on Novo Mercado. After this initial period of six (6) months, the Controlling Shareholder and the Senior Managers shall refrain from selling and/or offering for sale, within six (6) months thereafter, more than forty percent (40%) of the Company’s shares and derivatives held thereby when the Company’s securities were first traded on Novo Mercado,

3.4.1        The prohibition set forth in section 3.4 shall not apply to the entry into Novo Mercado of a Company that is already listed at BOVESPA or organized over-the-counter market entity, provided that, in this latter event, the Company has already made an initial public offering.

PART IV

THE COMPANY’S BOARD OF DIRECTORS

4.1           Authority. The Company’s Board of Directors shall have the powers and authority determined by the corporate law in effect from time to time, in addition to other duties usually incumbent on such corporate body as prescribed by the Company’s bylaws.

4.2           Duties and Responsibilities. The Board of Directors members shall have the duties and responsibilities set forth in the corporate law in effect from time to time, as well as in these Listing Rules.

4.3           Composition. The Board of Directors shall be composed of at least five (5) members elected by the general meeting.

4.4           Term of Office. The Board of Directors members shall serve for a unified term of office of one (1) year, reelection being permissible.

4.5           Statement of Consent from Senior Managers. The Company shall cause all new members of the Board of Directors and of the Executive Office to sign a Statement of Consent from Senior Managers, the investiture of whom shall be conditioned to signing of such document, a copy of which shall be promptly forwarded to BOVESPA.

PART V

THE COMPANY’S FISCAL COUNCIL

5.1           Authority. The Company’s Fiscal Council shall have the powers and authority determined by the corporate law in effect from time to time, in addition to other duties usually incumbent on such corporate body as prescribed by the Company’s bylaws.

5.2           Duties and Responsibilities. The Fiscal Council members shall have the duties and responsibilities set forth in the corporate law in effect from time to time, as well as in these Listing Rules.

5.3           Statement of Consent from Fiscal Council Members. The Company shall cause all members elected for its Fiscal Council (if installed) to sign a Statement of Consent as per the form that is an integral part hereof as Attachment D, the respective investiture of whom shall be conditioned to signing of such document, a copy of which shall be promptly forwarded to BOVESPA.

PART VI

ORDINARY AND EXTRAORDINARY REPORTING REQUIREMENTS

6.1           Cash Flow Statement. The Company’s financial statements and consolidated accounts to be prepared at the end of every quarter (other than in the last quarter) and at year-end shall include a Cash Flow Statement, which will reflect at least the changes in cash and cash equivalents, such balances being broken down into operating, financing and investing activities.

6.1.1        Submission of the Cash Flow Statement dealt with in section 6.1 above shall begin no later than six (6) months after the Company is listed on Novo Mercado.

6.1.2        The Company shall include the Cash Flow Statement dealt with in section 6.1 above in the notes to its Standard Financial Statements (Demonstracoes Financeiras Padronizadas — DFP).

6.2           Financial Statements Prepared in Accordance with International Standards. After the end of every financial year the Company shall, in addition to what is provided for in applicable laws:

(i)                                     prepare financial statements and consolidated accounts in accordance with the US GAAP or the IAS, denominated in Brazilian reais or in US dollars, the full contents of which shall be disclosed in the English language, duly accompanied by a management report, explanatory notes (also informing the net earnings and the owners’ equity shown at year-end in accordance with Brazilian accounting principles, and a proposal for allocation of such results), and the independent auditors’ report; or

(ii)                                  disclose, in the English language, the full contents of the financial statements, management report and notes prepared by the Brazilian corporate law method, duly accompanied by an additional note reconciling year-end results and the owners’ equity under the Brazilian accounting principles, on one part, and the US GAAP or IAS (as the case may be), on the other part, highlighting the major differences between the accounting principles then adopted, and by the independent auditors’ report.

6.2.1        The principle dealt with in section 6.2 above shall be adopted no later than the disclosure of financial statements for the second financial year after the Company is listed on Novo Mercado.

6.2.2        The financial statements dealt with in section 6.2 above shall be disclosed no later than a hundred and twenty (120) days after the end of the financial year.

6.2.3        The Independent Auditors retained by the Company shall be registered with CVM, and shall have renowned experience with reviewing financial statements prepared under the US GAAP or IAS, as the case may be; the Company shall be held responsible and liable for compliance with this requirement.

6.3           Quarterly Statements in English or Prepared under International Standards. The Company shall present the full contents of the Quarterly Financial Statements (ITR) translated into English, or else, present the Financial Statements and Consolidated Accounts duly prepared in accordance with the US GAAP or IAS, as provided for in section 6.2 above.

6.3.1        Submission of the Quarterly Financial Statements dealt with in section 6.3 shall commence after disclosure of the first Financial Statement prepared under the criteria spelled out in section 6.2 above.

6.3.2        At every quarter, the Quarterly Financial Statements dealt with in section 6.3 shall be presented no later than fifteen (15) days after the deadline prescribed by law for disclosure thereof.

6.3.3        The Financial Statements dealt with in section 6.3 shall be accompanied by an opinion or special report prepared by Independent Auditors.

6.4           Additional Requirements for Disclosure of Quarterly Financial Statements - ITR. In addition to the information to be included in Quarterly Financial Statements as required by law, a Company shall:

(i)                                     present a Consolidated Balance Sheet, a Consolidated Statement of Results, and a Consolidated Performance Report, whenever it is required to submit consolidated accounts at year-end;

(ii)                                  disclose any direct or indirect ownership interest exceeding five percent (5%) of the Company’s capital stock, up to the ultimate level of individual shareholders;

(iii)                               inform, on a consolidated basis, the quantity and characteristics of the Company’s securities directly or indirectly held by the Controlling Shareholder, the Senior Managers and the Fiscal Council members;

(iv)                              report on the evolution of the volume of securities held by the persons referred to in section 6.4 (iii) above, within the immediately preceding twelve (12) months;

(v)                                 include, in explanatory notes, the Cash Flow Statement dealt with in section 6.1; and

(vi)                              inform the Free Float volume and respective percentage in relation to the total capital stock.

6.4.1        The information set forth in sections 6.4 (ii), (iii), (iv) and (vi) shall be inserted in the blank space “Other Information” as the Company may deem relevant.

6.4.2        Disclosure of the information provided for in section 6.4 (i) shall commence no later than six (6) months after the Company is listed on Novo Mercado.

6.4.3        Quarterly Financial Statements shall always be accompanied by a Special Report issued by an Independent Auditor duly registered with CVM, prepared in accordance with the methodology specified in the CVM rules.

6.5           Additional Requirements for the Annual Information Statements — IAN. The information dealt with in sections 6.4 (iii), (iv) and (vi) shall also be inserted in the Company’s Annual Information Statements, in blank space “Other Information,” to the extent deemed relevant by the Company.

6.6           Public Meeting with Analysts. At least once a year, the Company and the Senior Managers shall hold a public meeting with analysts and other interested parties for disclosure of information on the Company’s economic and financial conditions, projects and prospects.

6.7           Annual Agenda. The Company and the Senior Managers shall forward to BOVESPA and disclose, by the end of January every year, an annual agenda addressing the scheduled corporate events, containing at least the information stated in Attachment A hereto. Any subsequent changes in scheduled events shall be forwarded to BOVESPA and promptly disseminated.

6.7.1        If an application for listing on Novo Mercado is made after the period set forth in section 6.7, the Company shall submit to BOVESPA and disclose its Annual Agenda for corporate events until the day preceding the startup of trades.

6.8           Contracts with Related Parties. The Company shall forward to BOVESPA and disclose information on any and all contracts entered into between the Company and its Controlled and Associated Companies, Senior Managers and Controlling Shareholder; between the Company and the Controlled and Associated Companies of its Senior Managers and Controlling Shareholder; and between the Company and any other companies that form a de facto or de jure group with the aforementioned persons, whenever one single contract or a series of related contracts, with or without the same scope, reaches, in any one-year period, an amount equal to or higher than two hundred thousand reais (R$ 200.000,00), or else, equal to or higher than one percent (1%) of the Company’s net worth, whichever is greater.

6.8.1        The information rendered and disclosed pursuant to section 6.8 shall detail the scope of the respective contract, its term of effectiveness and value, the conditions for expiration or early termination thereof, and any influence that such contract may exert over the Company’s management and business.

6.9           Shareholders’ Agreements. Together with the application for listing on Novo Mercado, the Company shall provide BOVESPA with a copy of all shareholders’ agreements held on file at the Company’s principal place of business, and make notice of the annotation of any such agreements on its books; upon signing of a new shareholders’ agreement, the forwarding and notice thereof to BOVESPA shall occur within five (5) days after the respective filing and/or annotation on the Company’s files, the date of such event being compulsorily indicated.

6.10         Stock Option Plans. A copy of all Stock Option Plans given to the Company’s employees or senior managers for the acquisition of stocks or other securities issued by the Company shall be delivered to BOVESPA and publicized accordingly.

6.11         BOVESPA may, in duly justified cases, establish differentiated alternatives and terms for disclosure of the information set forth in Part VI.

PART VII

PUBLIC DISTRIBUTIONS

7.1           Shareholding Dispersion in Public Distributions. In any and all public distributions of stocks, the Company shall exert its best efforts towards shareholding dispersion, adopting special procedures therefor as stated in the respective prospectus, such as:

(i)                                     ensured access to all interested investors; or

(ii)                                  allocation of at least ten percent (10%) of the total distribution to individuals or non-institutional investors.

7.2           Prospectus. In addition to other requirements set forth in applicable laws, the prospectus related to public distributions made by the Company shall comply with the following minimum requirements:

(i)                                     such prospectus shall be sent over to BOVESPA and disclosed accordingly;

(ii)                                  it must be written in a straightforward and easy-to-read manner, avoiding legal or technical terms and cross-references to other documents and normative texts;

(iii)                               it must include an index and summary describing the respective contents, for easier and straightforward consultation;

(iv)                              it must present the updated information released to CVM for obtaining registration as a publicly-held company authorized to trade on stock exchanges, and respective authorization for public distribution;

(v)                                 the telephone number and electronic mail address for contacting the Investor Relations Director must be informed;

(vi)                              an economic and financial feasibility study must be provided, in the manner and cases prescribed by the CVM rules specifically dealing with this matter;

(vii)                           the risk factors must be described, i.e., any and all facts related to the Company and its business that may have a bearing on the decision of potential investors to acquire the Company’s securities, including, but not limited to: (a) the absence of a past record of the Company’s operations; (b) the financial difficulties faced by the Company; and (c) the risks inherent to the Company’s actual or future activities;

(viii)                        an overview of the Company’s activities must be given, comprising: (a) a description of the business, production processes and markets of both the Company and its subsidiaries; (b) macroeconomic factors that may have a bearing on the Company’s business; (c) list of products and/or services offered by the Company and their respective percentage participation in overall revenues; (d) description of the products and/or services under development; (e) relationship with suppliers and customers; (f) dependability on domestic and/or foreign markets; (g) effects of governmental action on its business, and the existence of specific regulations on its activities (if any); (h) information on trademarks, patents, and licenses; (i) relevant contracts already signed, and the potential effects of future re-negotiation thereof on the Company’s business; (j) headcount and human resources policy; and (l) major competitors in the Company’s market segment;

(ix)                                the prospectus must contain a senior management report analyzing and discussing the Company’s financial statements, explaining: (a) the reasons for any variation in the result statement accounts when compared to the last three (3) or more financial years; (b) the impact caused by inflation; and (c) the Company’s ability to honor its financial commitments;

(x)                                   all types of securities issued by the Company must be described, making a clear indication of their underlying rights and other features, i.e., type, yield and trading place, coupled with a history of prices for these securities (if any);

(xi)                                the judicial and/or administrative cases in course must be described, stating the relevant amounts involved, chances of success, and whether such sums have been provisioned for;

(xii)                             the prospectus must declare any and all legal business entered into between the Company and its Controlled and Associated Companies, Senior Managers and Controlling Shareholder; between the Company and the companies controlled by and associated with the Senior Managers and Controlling Shareholder; and between the Company and other companies that form a de facto or de jure group with any of the aforesaid persons;

(xiii)                          it must describe any and all acts or transactions that will take place during the public distribution period, which may have any effects on the prices for the respective securities;

(xiv)                         it must disclose the credentials and professional expertise of the Senior Managers and Fiscal Council members, as well as the Company’s compensation and benefit policies;

(xv)                            it must disclose any direct or indirect ownership interest exceeding five percent (5%) of the Company’s capital stock, up to the ultimate level of individual shareholders; and

(xvi)                         a statement signed by the Senior Managers as well as by the bookrunner must be included, with the following wording: “the underwriters represent that, to the best of their knowledge, the information contained in this document is true and accurate, and has no omission whatsoever that could have an adverse effect on the contents of such information.”

7.2.1        BOVESPA may demand that the Company submit other documents related to the public distributions.

7.2.2        Whenever CVM has dispensed the Company from issuing a prospectus, the documents forwarded to CVM in relation to the public distribution in point shall be delivered to BOVESPA.

7.2.3        Likewise, any and all documents forwarded to CVM for registration of public distributions shall be sent over by the Company to BOVESPA on the same date, unless a confidential treatment has been requested to CVM.

7.3           Maintenance of the Minimum Free Float after Capital Increases. If any capital increase has not been fully subscribed for by whoever held the corresponding preemptive right, or if there has been no sufficient number of persons interested in the respective public distribution, then full or partial subscription of such capital increase by the Controlling Shareholder shall cause it to take the actions necessary to restore the Minimum Free Float within six (6) months after the subscription is ratified.

PART VIII

DISPOSAL OF CONTROL

8.1           Disposal of Company’s Control. The disposal of the Company’s Control, whether by one single transaction or by a series of successive transactions, shall be carried out on suspensive or resolutory conditions, namely, that the buyer undertakes to tender, within ninety (90) days thereafter, a public offer for acquisition of all further shares held by the other shareholders in the Company, so that they may be accorded the same treatment as the Selling Controlling Shareholder.

8.1.1        For the purposes of the public tender offer referred to in section 8.1, the Selling Controlling Shareholder and the Buyer shall promptly deliver to BOVESPA a statement containing the price and other conditions for Disposal of Company’s Control.

8.1.2        Furthermore, the public tender offer referred to in section 8.1 shall be required:

(i)                                     whenever there has been a remunerated assignment of subscription rights for shares and other securities, or of rights related to securities convertible into shares, resulting in Disposal of Company’s Control;

(ii)                                  whenever there has been the disposal of a controlling interest in a company that holds the Company’s Control; in this case, the Selling Controlling Shareholder shall advise BOVESPA of the value ascribed to the Company under the aforesaid disposal transaction, attaching supporting documentation in this regard.

8.2           Acquisition of Control through Successive Transactions. Whoever already has Company’s shares and acquires the Company’s Control by means of a private share purchase agreement entered into with the Controlling Shareholder, whatever the volume of shares involved, shall be required to:

(i)                                     tender the public offer referred to in section 8.1 above; and

(ii)                                  make proper reparation for the shareholders from which it had bought shares on stock exchanges over the period of six (6) months before the date of Disposal of Control, paying the difference between the price paid to the Selling Controlling Shareholder and the price paid on stock exchange for the Company’s shares over such period, duly updated.

8.3           Statement of Consent from Controlling Shareholders. The Selling Controlling Shareholder shall not transfer title to his shares until the Buyer signs the respective Statement of Consent from Controlling Shareholders. Likewise, the Company shall not make annotation of any transfer of shares to the Buyer until the latter signs the Statement of Consent from Controlling Shareholders, such document being promptly forwarded to BOVESPA.

8.4           Disputes Regarding the Disposal of Company’s Control. Any dispute regarding the existence of a Disposal of Company’s Control, the compulsory issuance of a public tender offer, or the conditions on which such offer must be made, shall be referred to the Arbitration Panel in charge of resolving any such disputes under the Arbitration Rules.

8.5           Minimum Free Float after Disposal of Control. Upon Disposal of Company’s Control, the Buyer — to the extent applicable — shall take the actions necessary to restore the Minimum Free Float within six (6) months after the acquisition of Control.

8.6           Supplementary Rules. BOVESPA may issue supplementary rules with a view to governing the issuance of public offers for acquisition of shares.

PART IX

TRADING IN SECURITIES AND DERIVATIVES BY THE
SENIOR MANAGERS, CONTROLLING SHAREHOLDERS
AND FISCAL COUNCIL MEMBERS

9.1           Reporting Requirements. The Senior Managers, the Controlling Shareholder and the Fiscal Council members of the Company shall report to BOVESPA the volume and characteristics of the Company’s securities directly or indirectly held thereby, including the respective derivatives. Notice thereof shall be made promptly after investiture in office or after acquisition of Control, as the case may be.

9.1.1        Any trades in securities and derivatives as dealt with in this section shall be reported in detail to BOVESPA, including the respective price, within ten (10) days after the end of the month in which such trades occurred.

9.1.2        The requirement dealt with in this section is extensive to securities and respective derivatives directly or indirectly held by the spouse, common-law spouse, and dependents stated on the annual income tax returns of the Senior Managers, the Controlling Shareholder, and the Fiscal Council members.

9.2           Disclosure by BOVESPA. BOVESPA shall make full disclosure of all information released to it hereunder.

PART X

CANCELLATION OF REGISTRATION
AS A PUBLICLY-HELD COMPANY

10.1         Appraisal Report. A Company’s cancellation of its registration as a publicly-held company shall be conditioned to preparation of an appraisal report on its shares at their Economic Value; such appraisal report shall be prepared by a specialized company with renowned expertise and independence vis-à-vis the decision-making powers of the Company, its Senior Managers and/or the Controlling Shareholder, and shall meet the requirements set forth in article 8, paragraph 1 of the Corporation Law, in addition to mentioning the liability set out in paragraph 6 of that same article.

10.1.1      The specialized company in charge of determining the Company’s Economic Value shall be exclusively chosen by the general meeting out of a three-nominee list submitted by the Board of Directors; the respective resolution shall be taken by absolute majority of votes representing the Float, blank votes not being computed for such purpose.

10.1.2      The costs incurred with preparation of such appraisal report shall be fully borne by the Controlling Shareholder.

10.2         Public Tender Offer. In the public tender offer to be made by the Controlling Shareholder for acquisition of shares towards cancellation of the Company’s registration as a publicly-held company, the minimum offer price shall be equal to the Economic Value determined in the appraisal report dealt with in section 10.1 hereof.

10.3         Extraordinary General Meeting. If the appraisal report is not ready until an Extraordinary General Meeting is held to resolve on cancellation of the Company’s registration as a publicly-held company, the Controlling Shareholder shall state in such meeting the value per share or per block of one thousand shares that will be tendered in the public offer.

10.3.1      The public offer shall be conditioned to the value stated in the appraisal report not being higher than the value disclosed by the Controlling Shareholder at the Meeting referred to in section 10.3.

10.3.2      If the Economic Value of the shares is higher than the value stated by the Controlling Shareholder, the resolution referred to in section 10.3 shall be automatically cancelled, and this fact shall be widely disclosed to the market, unless the Controlling Shareholder expressly agrees to tender a public offer at the Economic Value then ascertained.

10.4         Procedures. Cancellation of the Company’s registration as a publicly-held company shall follow the procedures and meet all further requirements spelled out in the applicable laws and regulations, especially the rules issued by CVM on the matter.

PART XI

DELISTING FROM NOVO MERCADO

11.1         Delisting. A Company may delist from Novo Mercado at any time, provided that such event (i) has been previously approved at a general meeting of shareholders representing at least more than half of the Company’s capital stock, and (ii) has been advised in writing to BOVESPA at least thirty (30) days in advance.

11.1.1      A general meeting resolution favorable to the Company’s delisting from Novo Mercado shall specify whether such fact is due to cancellation of the Company’s registration as a publicly-held company or because the securities issued thereby will be registered for trades outside of Novo Mercado.

11.1.2      Delisting from Novo Mercado shall not mean that the Company will lose its condition as a publicly-held company listed at BOVESPA.

11.2         Offer by the Controlling Shareholder. Whenever the Company’s delisting from Novo Mercado is due to registration of its securities for trades outside of Novo Mercado, the Controlling Shareholder shall tender a public offer for acquisition of the shares held by the other shareholders, within ninety (90) days, at the respective Economic Value to be ascertained as per Part X hereof.

11.3         Cancellation of Registration as a Publicly-held Company. Whenever the Company’s delisting from Novo Mercado is due to cancellation of its registration as a publicly-held company, the procedures prescribed by applicable laws shall all be adopted, and an offer shall be tendered at the Economic Value of the shares, duly ascertained as per Part X hereof.

11.4         Corporate Reorganization. Whenever the Company’s delisting from Novo Mercado is due to corporate reorganization procedures whereby the resulting company will not be listed on Novo Mercado, then the Controlling Shareholder shall have one hundred and twenty (120) days, counted from the date on which the Company’s General Meeting approving the aforesaid reorganization is held, to tender a public offer for acquisition of the shares held by the other shareholders, at the respective Economic Value to be ascertained as per Part X hereof.

11.5         Delisting Requirements. A Company’s delisting from Novo Mercado shall not release the Company, its Senior Managers, and the Controlling Shareholder from compliance with the obligations and requirements ensuing from the Novo Mercado Membership Agreement, the Arbitration Rules, and these Listing Rules, in relation to facts predating such delisting.

11.6         Disposal of Company’s Control after Delisting. The Disposal of Company’s Control occurring within twelve (12) months after the Company’s delisting from Novo Mercado shall cause the Selling Controlling Shareholder and the Buyer, jointly and severally, to tender a public offer for acquisition of the shares held by the other shareholders at the price and on the conditions made available to the Selling Controlling Shareholder for disposal of its own shares, duly updated, with due regard for the same rules as those applying to Disposal of Control under Part VIII hereof.

11.6.1      If the price obtained by the Selling Controlling Shareholder upon disposal of its own shares is higher than the value stated in the public offers tendered in accordance with the other provisions hereof, then the Selling Controlling Shareholder and the Buyer shall be held jointly and severally liable for payment of the respective difference to whoever had accepted the respective public offer, on the same conditions as mentioned in section 11.6.

11.6.2      The Company and the Controlling Shareholder shall be required to annotate on the Company’s Share Register, as regards the shares owned by the Controlling Shareholder, the Buyer’s commitment to offer to the other shareholders the same price and payment conditions as those made available to the Selling Controlling Shareholder, pursuant to sections 11.6 and 11.6.1 hereof.

11.7         No Return. Upon delisting from Novo Mercado, the Company’s securities cannot be traded on Novo Mercado for a minimum period of two (2) years as from the date on which such delisting is formalized, unless the Company’s shareholding control is disposed of after its delisting from Novo Mercado.

PART XII

SANCTIONS

12.1         Notice of Default. With a view to safeguarding the interests of Novo Mercado, BOVESPA shall send written notice to the Company, the Senior Managers and the Controlling Shareholder, as the case may be, whenever they are in partial or full breach of any obligations ensuing from these Listing Rules, setting a period for curing such default.

12.1.1      If the default is not cured within the period stated in the notice referred to in section 12.1, the Company, the Senior Managers or the Controlling Shareholder as the case may be, shall be subject to payment of fines as provided for in specific regulations, as well as to imposition of the sanctions set forth in sections 12.4 and 12.5, without prejudice to any other penalties prescribed by applicable laws as well as to reparation for losses and damages, including any loss of earnings.

12.2         Fines. The imposition of fines shall take into consideration the nature and seriousness of the breach, the damages to the market and its participants, the advantage earned by the offender, the occurrence of past breaches to any provisions hereof, and the existence of recidivism in the same offense.

12.3         Payment and Allocation of Fines. The offender shall be entitled to a discount of fifty percent (50%) in the overall value of fines, if payment thereof is made within ten (10) days after the respective imposition.

12.3.1      The fines unpaid on the due dates shall accrue interest at twelve percent (12%) per annum and adjustment for inflation in accordance with the variation in the General Market Price Index (IGP-M) published by the Getulio Vargas Foundation, or any other index replacing it, applied on an annual basis or at shorter periods if so authorized by applicable laws.

12.3.2      Any proceeds from the fines imposed hereunder shall revert to BOVESPA, and shall be earmarked for maintenance of the Arbitration Panel in charge of resolution of disputes under the Arbitration Rules.

12.4         Non-cash Sanctions. If a breach is not cured within the period stated on the notice of default mentioned in section 12.1 above, without prejudice to imposition of the aforementioned fines, and in light of the seriousness of the offense and the ensuing damages to the market and its participants, BOVESPA may determine that:

(i)                                     the prices for the Company’s securities be disclosed separately, setting a new deadline for remedy of the default, upon notice thereof to the Company; or

(ii)                                  trades in the Company’s securities be suspended on Novo Mercado, setting a new deadline for remedy of the default, upon notice thereof to the Company.

12.4.1      In the event of section 12.4 (i), if the Company fails to meet the new deadline for curing its breach, BOVESPA may order that trades in the Company’s securities be halted on Novo Mercado.

12.4.2      The sanctions dealt with in section 12.4 shall be lifted on the date on which the default is cured in its entirety.

12.4.3      Suspension of trades in a Company’s securities may also be determined upon the occurrence of events set forth in the BOVESPA general suspension rules and regulations, as well as in applicable laws.

12.4.4      Effects of Suspension. While the trades in a Company’s securities on Novo Mercado are suspended pursuant to section 12.4 (ii) above, the Company, the Controlling Shareholder, the Senior Managers and the Fiscal Council members shall continue to meet all obligations and requirements ensuing from these Listing Rules and from the Arbitration Rules.

12.5         Cancellation of Listing on Novo Mercado. Without prejudice to imposition of the fines referred to above, the Company’s listing on Novo Mercado may be cancelled if the default that has given rise to suspension of trades is not cured within the period stated on the notice referred to in section 12.4(ii).

12.5.1      Effects of Cancellation. As a result of cancellation of a Company’s listing on Novo Mercado pursuant to section 12.5 hereof:

(i)                                     the Company’s securities cannot be traded on Novo Mercado during a minimum period of two (2) years as from the cancellation date, unless the Company’s shareholding control is disposed of after such cancellation is formalized;

(ii)                                  the Controlling Shareholder shall not be released from compliance with the obligations and requirements inherent to the Company’s delisting from Novo Mercado pursuant to sections 11.6 and 11.6.1 (Disposal of Control after Delisting); and

(iii)                               the Controlling Shareholder shall tender a public offer for acquisition of the shares held by the other shareholders within ninety (90) days counted from the date of cancellation of the respective listing, at the Economic Value of such shares to be ascertained as provided for herein.

12.5.2      The Company’s listing on Novo Mercado shall also be cancelled if the Company’s bankruptcy is declared, as well as in the other events resulting in cancellation of its registration on stock exchanges.

12.5.3      Cancellation of a Company’s listing on Novo Mercado pursuant to section 12.5 shall not be construed as the Company’s automatic loss of its status as a publicly-held company listed at BOVESPA, unless in the occurrence of any events mentioned in section 12.5.2.

12.6         Before any sanction or penalty dealt with in this Part XII is meted out, the offender(s) shall be afforded the right of full defense.

PART XIII

ARBITRATION

13.1         Arbitration. BOVESPA, the Company, the Controlling Shareholder, the Senior Managers, and the Fiscal Council members undertake to refer to arbitration any and all disputes or controversies arising here from, pursuant to the Arbitration Rules.

PART XIV

MISCELLANEOUS

14.1         Disclosure. All documents and information to be disclosed by the Company under these Rules shall be delivered to BOVESPA by electronic means and, if possible, made available at the Company’s web site on the Internet.

14.2         Amendments. Any amendments to these Rules can only be brought into effect by BOVESPA, provided that, at a Closed Hearing to be held by the Companies listed on Novo Mercado at a date set by the Chief Executive Officer at least fifteen (15) days in advance, there is no express opposition by more than one-third (1/3) of the attendees at said Closed Hearing.

14.2.1      Effectiveness of the Amendments. BOVESPA shall inform the Company, its Senior Managers and Controlling Shareholder, thirty (30) days in advance, of the effectiveness of any amendment to these Rules and to the Arbitration Rules.

14.3         Supervening Rules. If any provision contained herein is held invalid or unenforceable in light of any supervening rules or regulations, such provision shall be replaced with another of similar content that carries out the same purpose and intent of the invalid or unenforceable provision, subject to the characteristics of such supervening rules or regulations. The invalidity and/or unenforceability of any provision hereof shall not affect the other provisions contained in these Rules.

14.4         Silent Cases. Unforeseen Events. The Chief Executive Officer may, at his own discretion, resolve cases and events not dealt with in these Rules, as presented by the Company, its Senior Managers and Controlling Shareholder.

PART XV

FINAL PROVISIONS

15.1         Exclusion of Liability. The provisions contained herein shall imply no liability for BOVESPA, nor shall they mean that BOVESPA will defend the interests of whoever may be adversely affected by:

(i)                                     unlawful acts or abuses committed by the Company, the Controlling Shareholder, the Senior Managers, or the Fiscal Council members; or

(ii)                                  false or misleading information, or the omission of relevant information, attributable to the Company, the Controlling Shareholder, the Senior Managers, or the Fiscal Council members.

LIST OF ATTACHMENTS TO THE
NOVO MERCADO LISTING RULES

ATTACHMENT A

FORM CORPORATE EVENTS AGENDA

ATTACHMENT B

FORM STATEMENT OF CONSENT FROM SENIOR
MANAGERS

ATTACHMENT C

FORM STATEMENT OF CONSENT
FROM CONTROLLING SHAREHOLDERS

ATTACHMENT D

FORM STATEMENT OF CONSENT
FROM FISCAL COUNCIL MEMBERS

ATTACHMENT E

FORM APPLICATION FOR NOVO
MERCADO LISTING

ATTACHMENT F

FORM STATEMENT SIGNED BY THE
COMPANY’S INVESTOR RELATIONS DIRECTOR

ATTACHMENT A

CORPORATE EVENTS AGENDA

Company Data
Company Name
Headquarters Address
Website Address
Investor Relations Director	Name:
E-mail:
Phone:
Fax:
Newspapers (and locales) corporate acts are published

Annual Financial Statements and Consolidated Financial Statements, if applicable, for the financial year ended on [date]

Event	Date	Deadline
Availability to Shareholders	[insert]	One month before the Annual General Meeting
Publication	[insert]	Five days before the Annual General Meeting
Forwarding to BOVESPA	[insert]	One month before the Annual General Meeting, on the date of publication or availability to shareholders, whichever is earlier

Standard Financial Statements — DFP for the financial year ended on (date]

Event	Date	Deadline
Forwarding to BOVESPA	[insert]	One month before the Annual General Meeting, on the date of publication of annual financial statements or availability thereof to the shareholders, whichever is earlier

Annual Financial Statements and Consolidated Financial Statements if applicable prepared in accordance with international accounting standards for the financial year ended on [date]

Event	Date	Deadline
Forwarding to BOVESPA	[insert]	Four months after the end of the financial year

Annual Information Statement — IAN for the financial year ended on [date]

Event	Date	Deadline
Forwarding to BOVESPA	[insert]	Thirty days after the Annual General Meeting

Quarterly Information Statements — ITR

Event	Date	Deadline
Forwarding to BOVESPA as regards the 1st quarter	[insert]	Forty-five days after the end of each quarter

as regards the 2nd quarter as regards the 3rd quarter	[insert] [insert]

(except for the last quarter in the financial year), or whenever information is disclosed to shareholders or third parties, whichever is earlier. The company reporting consolidated gross revenues below R$100 million in the immediately preceding financial year must forward the ITR within 60 days from the end of each quarter (except for the last quarter), or whenever information is disclosed to shareholders or third parties, whichever is earlier.

Quarterly Information Statements in English or in accordance with international accounting standards

Event	Date	Deadline
Forwarding to BOVESPA as regards the 1st quarter as regards the 2nd quarter as regards the 3rd quarter	[insert] [insert] [insert]

Sixty days after the end of each quarter (except for the last quarter in the financial year).The company reporting consolidated gross revenues below R$100 million in the immediately preceding financial year must forward these ITRs within 75 days from the end of each quarter (except for the last quarter).

Annual General Meeting

Event	Date	Deadline
Publication of Call Notice	[insert]	Fifteen days before the Annual General Meeting is to be held
Forwarding of Call Notice to BOVESPA coupled with the management proposal, if any	[insert]	When the Call Notice is published
Date of the Annual General Meeting	[insert]	Four months after the end of the financial year

Event	Date	Deadline
Forwarding of major resolutions taken at the Annual General Meeting to BOVESPA	[insert]	Until 6:00 p.m. of the day on which the Annual General Meeting is held
Forwarding of the minutes of the Annual General Meeting to BOVESPA	[insert]	Ten days after the Annual General Meeting is held, or upon publication of such minutes, whichever is earlier

Extraordinary General Meetings already scheduled

Event	Date	Deadline
Publication of the Call Notice	[insert]	Fifteen days before the Extraordinary General Meeting is to be held
Forwarding of the Call Notice	[insert]	When the Call Notice is published

to BOVESPA coupled with management proposal, if any
Date of the Extraordinary General Meeting	[insert]	Whenever necessary
Forwarding of major resolutions taken at the Extraordinary General Meeting to BOVESPA	[insert]	Until 6:00 p.m. of the day on which the Extraordinary General Meeting is held
Forwarding of the minutes of the Extraordinary General Meeting to BOVESPA	[insert]	Ten days after the Extraordinary General Meeting is held, or upon publication of such minutes, whichever is earlier

Public Meeting with Analysts

Event	Date	Deadline
Date of the Public Meeting with Analysts, open to other interested parties	[insert]	At least once a year

Board of Directors Meetings already scheduled

Event	Date	Deadline
Date of the Board of Directors Meeting (resolving on issues of interest to the market)	[insert]	Whenever necessary

Notes:

1.                           The “Deadline” column provides merely a guidepost for the Company.

2.                           If any event had already occurred upon submission of the Annual Agenda to BOVESPA, such event and its date must be included therein.

3.                           All documents and information to be disclosed by the Company under these Rules shall be delivered to BOVESPA by electronic means and, if possible, made available at the Company’s web site on the Internet.

ATTACHMENT B

STATEMENT OF CONSENT FROM
SENIOR MANAGERS

By this instrument, [INSERT SENIOR MANAGER’S NAME], [INSERT SENIOR MANAGER’S NATIONALITY, MARITAL STATUS AND PROFESSION], resident and domiciled at [INSERT ADDRESS], enrolled in the Individual Taxpayers’ Register of the Ministry of Finance (CPF) under No. [INSERT CPF NUMBER], bearer of Identity Card [R.G. OR RNE] No. [INSERT NUMBER AND ISSUING AGENCY], hereinafter referred to as “Declarant” in the capacity of [INSERT SENIOR MANAGER’S POSITION] at [INSERT COMPANY’S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], enrolled in the National Register of Legal Entities of the Ministry of Finance (CNPJ) under No. [INSERT CNPJ NUMBER], hereinafter referred to as “Company” hereby expressly takes personal responsibility for compliance with the rules spelled out in the Novo Mercado Membership Agreement signed by the Company (“Agreement”), in the Novo Mercado Listing Rules, which govern the special securities trading segment at the São Paulo Stock Exchange —BOVESPA through Resolution No. [INSERT NUMBER]/2000, and in the Arbitration Rules, the terms of which are fully known to Declarant, as well as in any other Rules that may be issued in relation to the Nova Mercado, including any subsequent amendments thereto (jointly, the “Rules”), whereupon Declarant undertakes to perform its managerial duties at the Company always in keeping with the aforesaid rules, also being subject to the applicable fines and penalties prescribed in the aforesaid Agreement and Rules. Declarant undertakes to comply with the obligations directly imputable thereon, and shall likewise cause the Company to discharge its duties under the Agreement and pursuant to the Rules. Declarant signs this instrument in three (3) counterparts of equal form and content, in the presence of the two (2) undersigned witnesses.

[insert place and date of signature]

[insert declarant’s name]

[insert address, fax no., and e-mail for notifications]

Witnesses:

1.	2.
Name:	Name:
R.G.:	R.G.:

B-1

ATTACHMENT C

STATEMENT OF CONSENT FROM
CONTROLLING SHAREHOLDERS

By this instrument, [INSERT NAME AND PARTICULARS OF CONTROLLING SHAREHOLDER(S), INCLUDING NAME AND PARTICULARS OF REPRESENTATIVES OF CORPORATE CONTROLLING SHAREHOLDER(S)], hereinafter referred to as “Declarant(s)” in the capacity of controlling shareholder(s) in [INSERT COMPANY’S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], enrolled in the National Register of Legal Entities of the Ministry of Finance (CNPJ) under No. [INSERT CNPJ NUMBER], hereinafter referred to as “Company” hereby expressly take(s) personal responsibility for compliance with the rules spelled out in the Nova Mercado Membership Agreement signed by the Company (“Agreement”), in the Nova Mercado Listing Rules, which govern the special securities trading segment at the São Paulo Stock Exchange —BOVESPA through Resolution No. [INSERT NUMBER]/2000, and in the Arbitration Rules, the terms of which are fully known to Declarant(s), as well as in any other Rules that may be issued hereafter, including any subsequent amendments thereto (jointly, the “Rules”), whereupon Declarant(s) undertake(s) to exert the respective control over the Company always in keeping with the aforesaid rules, also being subject to the applicable fines and penalties prescribed in the aforesaid Agreement and Rules. Declarant(s) undertake(s) to comply with the obligations directly imputable thereon, and shall likewise cause the Company to discharge its duties under the Agreement and pursuant to the Rules. Declarant(s) sign(s) this instrument in three (3) counterparts of equal form and content, in the presence of the two (2) undersigned witnesses.

[insert place and date of signature]

[insert declarant’s name]

[insert address, fax no., and e-mail for notifications]

Witnesses:

1.	2.
Name:	Name:
R.G.:	R.G.:

C-1

ATTACHMENT D

STATEMENT OF CONSENT FROM
FISCAL COUNCIL MEMBERS

By this instrument, [INSERT FISCAL COUNCIL MEMBER’S NAME], [INSERT FISCAL COUNCIL MEMBER’S NATIONALITY, MARITAL STATUS AND PROFESSION], resident and domiciled at [INSERT ADDRESS], enrolled in the Individual Taxpayers’ Register of the Ministry of Finance (CPF) under No. [INSERT CPF NUMBER], bearer of Identity Card [R.G. OR RNE] No. [INSERT NUMBER AND ISSUING AGENCY], hereinafter referred to as “Declarant” in the capacity of member of the Fiscal Council of [INSERT COMPANY’S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], enrolled in the National Register of Legal Entities of the Ministry of Finance (CNPJ) under No. [INSERT CNPJ NUMBER], in keeping with the provisions of the Nova Mercado Listing Rules governing the special securities trading segment at the São Paulo Stock Exchange — BOVESPA, hereby represents that Declarant is fully aware of and undertakes to comply, to the extent applicable, with the provisions contained in Part IX of the aforesaid Rules, as amended, the wording of which is transcribed below:

“PART IX

TRADING IN SECURITIES AND RESPECTIVE DERIVATIVES BY THE SENIOR MANAGERS, CONTROLLING SHAREHOLDERS AND FISCAL COUNCIL MEMBERS

9.1           Reporting Requirements. The Senior Managers, the Controlling Shareholder and the Fiscal Council members of the Company shall report to BOVESPA the volume and characteristics of the Company’s securities directly or indirectly held thereby, including the respective derivatives. Notice thereof shall be made promptly after investiture in office or after acquisition of Control, as the case may be.

9.1.1        Any trades in securities and derivatives as dealt with in this section shall be reported in detail to BOVESPA, including the respective price, within ten (10) days after the end of the month in which such trades occurred.

9.1.2        The requirement dealt with in this section is extensive to securities and respective derivatives directly or indirectly held by the spouse, common-law spouse, and dependents stated on the annual income tax returns of the Senior Managers, the Controlling Shareholder and the Fiscal Council members.

9.2           Disclosure by BOVESPA. BOVESPA shall make full disclosure of all information released to it hereunder.”

Furthermore, pursuant to Part XIII of the Novo Mercado Listing Rules, Declarant undertakes

D-1

to refer to arbitration any and all disputes or controversies related to his/her status as Fiscal Council member, or as regards the obligations assumed above, pursuant to the Arbitration Rules issued by the Novo Mercado Arbitration Panel instituted by BOVESPA.

Declarant signs this instrument in three (3) counterparts of equal form and content, in the presence of the two (2) undersigned witnesses.

[insert place and date of signature]

[insert declarant’s name]

[insert address, fax no., and e-mail for notifications]

Witnesses:

1.	2.
Name:	Name:
R.G.:	R.G.:

D-2

ATTACHMENT E

APPLICATION FOR NOVO MERCADO LISTING

To the

Chief Executive Officer of

São Paulo Stock Exchange — BOVESPA

Mr. Superintendent:

[INSERT COMPANY’S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], enrolled in the National Register of Legal Entities of the Ministry of Finance (CNPJ) under No. [INSERT CNPJ], herein represented by its Investor Relations Director, Mr(s). [INSERT NAME], [INSERT NATIONALITY, MARITAL STATUS AND PROFESSION], resident and domiciled at [INSERT ADDRESS], enrolled in the Individual Taxpayers’ Register of the Ministry of Finance (CPF) under No. [INSERT CPF] and bearer of Identity Card [R.G. OR RNE] No. [INSERT NUMBER AND ISSUING AGENCY], hereby applies for registration at the São Paulo Stock Exchange — BOVESPA for the listing of its securities on Novo Mercado; for such purpose, the documentation set forth in Part Ill, section 3.2 of the Novo Mercado Listing Rules is duly attached hereto.

On which terms,

Granting is hereby requested.

[Place and date]

[Signature]

E-1

ATTACHMENT F

STATEMENT

[INSERT COMPANY’S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], enrolled in the National Register of Legal Entities of the Ministry of Finance (CNPJ) under No. [INSERT CNPJ], herein represented by its Investor Relations Director, Mr(s). [INSERT NAME], [INSERT NATIONALITY, MARITAL STATUS AND PROFESSION], resident and domiciled at [INSERT ADDRESS], enrolled in the Individual Taxpayers’ Register of the Ministry of Finance (CPF) under No. [INSERT CPF] and bearer of Identity Card [R.G. OR RNE] No. [INSERT NUMBER AND ISSUING AGENCY], in view of its intention to obtain its listing on Novo Mercado of the São Paulo Stock Exchange — BOVESPA, represents that:

1.             it is duly registered as a publicly-held company with the Brazilian Securities Commission under No. [or, as the case may be, “it is applying for registration as a publicly-held company with the Brazilian Securities Commission with a view to trading on stock exchanges”];

2.             it is cognizant of the provisions contained in the Novo Mercado Membership Agreement, in the Novo Mercado Listing Rules, in the Arbitration Rules, and in all further rules issued by BOVESPA, all of which will be fully complied with thereby;

3.             it will pay the annuities due BOVESPA in the manner and within the time frames determined by applicable rules;

4.             it will provide BOVESPA with the information set forth in the Novo Mercado Listing Rules;

5.             it will make prior notice to BOVESPA, irrespective of publication, of the date on which any rights will start being paid to the shareholders, as well as of the commencement and end dates for exercise of subscription rights and the periods during which any requests for transfer, conversion, splitting or reverse splitting of shares or share certificates will be suspended;

6.             it will promptly disclose any information with respect to material acts or facts involving the Company’s business; and

7.             it will provide BOVESPA with a copy of every document sent over to the Brazilian Securities Commission, including any documents submitted for updating of listing records as well as data on the company’s financial and economic conditions as disclosed to the media.

[Place and date]

[Signature]

F-1